EXHIBIT 21

SUBSIDIARIES OF OWENS-ILLINOIS, INC.

Owens-Illinois, Inc. had the following subsidiaries at December 31, 2008 (subsidiaries are indented following their respective parent companies):

State/Country
of Incorporation
Name	or Organization
Owens-Illinois Group, Inc.	Delaware
OI General Finance Inc.	Delaware
OI General FTS Inc.	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
Owens-Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
Universal Materials, Inc.	Ohio
Sovereign Air, LLC	Delaware
OI Advisors, Inc.	Delaware
OI Securities Inc.	Delaware
OI Transfer Inc.	Delaware
Maumee Air Associates Inc.	Delaware
OI Australia Inc.	Delaware
Continental PET Holdings Pty. Ltd.	Australia
ACI America Holdings, Inc.	Delaware
ACI Ventures, Inc.	Delaware
Owens-Brockway Packaging, Inc.	Delaware
Owens-Brockway Glass Container Inc.	Delaware
Brockway Realty Corp.	Pennsylvania
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
SeaGate, Inc.	Ohio
Ohio Companies	Delaware
OIB Produvisa Inc.	Delaware
OI California Containers Inc.	Delaware
OI Puerto Rico STS Inc.	Delaware
O-I Caribbean Sales & Distribution Inc.	Delaware
Bolivian Investments, Inc.	Delaware
Fabrica Boliviana de Vidrios S.A.	Bolivia
OI International Holdings Inc.	Delaware
OI Holding LLC	Delaware
OI Global C.V.	Netherlands
OI Hungary LLC	Delaware
OI Mfg Hungary Ltd.	Hungary

Subsidiairies of the Registrant (continued)

State/Country
of Incorporation
Name	or Organization
OI Ecuador STS LLC	Delaware
Cristaleria del Ecuador, S. A.	Ecuador
OI European Group B.V.	Netherlands
Owens-Illinois (Australia) Pty. Ltd.	Australia
ACI Packaging Services Pty . Ltd.	Australia
ACI Technical Services Pty. Ltd.	Australia
ACI Operations Pty. Ltd.	Australia
ACI Plastics Packaging (Thailand) Ltd.	Thailand
Australian Consolidated Industries Pty. Ltd.	Australia
ACI International Pty. Ltd.	Australia
OI Andover Group Inc.	Delaware
The Andover Group Inc.	Delaware
ACI Glass Packaging Penrith Pty. Ltd.	Australia
PT Kangar Consolidated Industries	Indonesia
Owens-Illinois (NZ) Ltd.	New Zealand
ACI Operations NZ Ltd.	New Zealand
OI China LLC	Delaware
Wuhan Owens Glass Container Company Ltd.	China
Owens-Illinois (HK) Ltd.	Hong Kong
ACI Guangdong Ltd.	Hong Kong
ACI Guangdong Glass Company Ltd.	China
ACI Shanghai Ltd.	Hong Kong
ACI Shanghai Glass Company Ltd.	China
ACI Tianjin Ltd.	Hong Kong
ACI Tianjin Mould Company Ltd.	China
Owens-Illinois Services H.K. Ltd.	Hong Kong
ACI Beijing Ltd.	Hong Kong
OI Tinajin Glass Co. Ltd.	China
ACI Finance Pty. Ltd.	Australia
OI Birmingham Machine Assembly Limited	United Kingdom
OI Asia Pacific Holdings	Mauritius
OI Trading (Shanghai) Company Ltd.	China
OI Europe Sarl	Switzerland
OI Sales and Distribution Netherlands BV	Netherlands
OI Sales and Distribution Germany	Germany

Subsidiaries of the Registrant (continued)

State/Country
of Incorporation
Name	or Organization
OI Sales and Distribution Italy S.r.l.	Italy
OI Sales and Distribution UK Limited	United Kingdom
OI Sales and Distribution Poland Z.o.o.	Poland
UGG Holdings Ltd.	United Kingdom
OI Overseas Management Company LLC	Delaware
United Glass Group Ltd.	United Kingdom
British Glass Recycling Company Limited	United Kingdom
OI Manufacturing Limited	United Kingdom
OI Italia S.r.l.	Italy
Sonator Investments B.V.	Netherlands
OI Sales and Distribution Spain SL	Spain
OI Manufacturing Holdings Spain SL	Spain
Ascilusa SL	Spain
Vidrieria Rovira, S. L.	Spain
OI Spanish Holdings B.V.	Netherlands
Owens-Illinois Peru S. A.	Peru
OI Manufacturing Poland	Poland
Zanotti Vetro S.p.a.	Italy
OI Manufacturing Italy S.p.A.	Italy
OI Manufacturing Czech Republic a.s.	Czech Republic
OI Sales and Distribution Czech Republic s.r.o.	Czech Republic
San Domenico Vetraria S.r.l.	Italy
Trasve S.r.l.	Italy
OI Napoli Stampi S.r.l.	Italy
OI Manufacturing Netherlands B.V.	Netherlands
Veglarec B.V.	Netherlands
OI Europe SAS	France
OI Manufacturing France SAS	France
BSN Glasspack Services	France
OI Sales and Distribution SAS	France
Atlantique Emballage	France
Verdome Exploitation	France

Subsidiaries of the Registrant (continued)

State/Country
of Incorporation
Name	or Organization
SCI Le Mourtis	France
Fiaver	France
Prover	France
OI Glasspack Beteiligungs & Verwaltungsgesellschaft mbH	Germany
OI Glasspack Verwaltungs GmbH	Germany
OI Glasspack GmbH & Co. KG	Germany
Gebruder Stoevesandt
Vertriebsgellschaft GmbH	Germany
OI Canada Holdings B.V.	Netherlands
O-I Canada Corp.	Canada
Manufacturera de Vidrios Planos, C.A.	Venezuela
Owens-Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
CMC S.A.	Colombia
Cristaleria Peldar, S.A.	Colombia
Cristar S.A.	Colombia
Vidrieria Fenicia	Colombia
Industria de Materias Primas S.A.	Colombia
Owens-Illinois America Latina Administracao Ltda	Brazil
Companhia Industrial Sao Paulo e Rio	Brazil
Owens-Illinois do Brasil S.A.	Brazil
Owens-Illinois do Brasil Industria e Comercio S.A.	Brazil
Cisper da Amazonia S.A.	Brazil
Mineracao Silminas Ltda.	Brazil
Mineracao Descalvado Ltda.	Brazil
LLC Novgorod Steklo	Russia
OI Finnish Holdings Oy	Finland
OI Manufacturing Finland	Finland
UAB Karhulan Lasi Oy	Lithuania
OI Production Estonia AS	Estonia
OI GMEC Lurin srl	Peru